UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 20, 2022 (September 16, 2022)

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Appointment

On September 16, 2022, the Board of Directors (the “Board”) of Scholar Rock Holding Corporation (the “Company”) appointed Dr. Jay Backstrom as Chief Executive Officer-Elect effective as of September 20, 2022. As of October 20, 2022 (the “ CEO Change Date”), Dr. Backstrom will become President & Chief Executive Officer of the Company and become a director of the Board. The Board also confirmed that, effective as of the CEO Change Date, Nagesh Mahanthappa was resigning as the Company’s Interim Chief Executive Officer and President and as a member of the Board. During the period from September 20, 2022 through the CEO Change Date, Dr. Mahanthappa and Dr. Backstrom will work on transition activities. Dr. Mahanthappa’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with his appointment as President & Chief Executive Officer effective as of the CEO Change Date, Dr. Backstrom will serve as the Company’s principal executive officer. The Board also appointed Dr. Backstrom to serve as a Class 1 director of the Board, effective as of the CEO Change Date, with a term expiring at the Company’s annual meeting of stockholders to be held in 2025, and until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal.

Dr. Backstrom, 68, served as Executive Vice President, Research and Development, at Acceleron Pharma from December 2019 up through the completion of the Merck acquisition in December 2021. He previously served in various positions of increasing responsibility at Celgene Corporation from 2008 through the completion of the Bristol Myers Squibb-Celgene merger in November 2019, most recently holding the position of Chief Medical Officer. Dr. Backstrom has served as a member of the board of directors of Autolus Therapeutics plc since August 2020, Be Biopharma since December 2021, Disc Medicine since January 2022, and Lava Therapeutics since June 2022. He holds a M.D. from the Lewis Katz School of Medicine at Temple University in Philadelphia, and completed his medical training, including serving as Chief Medical Resident, in the Department of Medicine at Temple University Hospital. Dr. Backstrom received a M.P.H. from Saint Louis University. We believe that Dr. Backstrom is qualified to serve on our Board because of his extensive experience as a pharmaceutical company executive with experience in the clinical development and regulation of pharmaceuticals, including therapies targeting the TGFβ signaling pathway.

There are no arrangements or understandings pursuant to which Dr. Backstrom was selected for his position. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as the Chief Executive Officer and President, Dr. Backstrom entered into an employment agreement with the Company on September 19, 2022 (the “Backstrom Agreement”). Pursuant to the Backstrom Agreement, Dr. Backstrom will receive an initial annual base salary of $600,000 and will be eligible for an annual cash bonus as determined by the Board or the Compensation Committee of the Board with an annual incentive target of 60% of his annual base salary. Dr. Backstrom’s 2022 base salary and any cash bonus payable for service in 2022 shall be subject to proration. Dr. Backstrom is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans. Dr. Backstrom shall be entitled to severance benefits as specified in the Backstrom Agreement, and will not be entitled to any additional compensation for serving as a member of the Board.

As an inducement to Dr. Backstrom’s employment, he shall be granted a stock option under the Company’s 2022 Inducement Equity Plan (the “Inducement Plan”) to purchase 1,000,000 shares of the Company’s common stock (the “Stock Option Award”). The Stock Option Award will vest with respect to 25% of the shares of common stock underlying the Stock Option Award on the first anniversary of the grant (the “Vesting Commencement Date”), and the remaining 75% of the shares of common stock underlying the Stock Option Award shall vest in 12 equal quarterly installments following the Vesting Commencement Date, subject to the Dr. Backstrom’s continuing service at the Company through the applicable vesting date. The Stock Option Award will be subject to all terms and conditions and other provisions set forth in the Inducement Plan and form of stock option agreement thereunder.

Dr. Backstrom may also be eligible to receive future equity awards, in the sole discretion of the Board or the Compensation Committee, including any annual equity award that may be granted in calendar year 2023.

Dr. Backstrom will also enter into the Company’s standard form indemnification agreement pursuant to which the Company may be required to indemnify Dr. Backstrom for certain expenses arising out of his service as an officer or director of the Company.

The Backstrom Agreement also contains other customary terms and provisions. The above summary is not complete and is qualified in its entirety by the Backstrom Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 20, 2022, the Company issued a press release announcing Dr. Backstrom as the Company’s next President and Chief Executive Officer and Dr. Mahanthappa’s resignation as Interim Chief Executive Officer & President, effective as of the CEO Change Date. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between Scholar Rock, Inc. and Jay T. Backstrom, dated September 19, 2022.
99.1	Press Release issued by Scholar Rock Holding Corporation dated September 20, 2022.
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: September 20, 2022	By:	/s/ Junlin Ho
Junlin Ho
General Counsel & Corporate Secretary